UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2019

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $1 Par Value	CSX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note

On June 3, 2019, CSX Corporation (the “Company”) filed a current report on Form 8-K reporting the departure of Frank A. Lonegro, Executive Vice President and Chief Financial Officer, and the appointment of Kevin S. Boone, as Interim Chief Financial Officer, with each effective as of June 1, 2019. This Form 8-K/A is being filed to disclose the material terms of Mr. Lonegro’s separation agreement, the terms of which were not yet finalized as of the time of filing of the current report on Form 8-K on June 3, 2019.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2019, the Company entered into a separation agreement (the “Separation Agreement”) with Mr. Lonegro. The Separation Agreement provides that Mr. Lonegro will receive benefits, consisting of: (i) a lump sum cash payment equal to twenty-four months of his base salary and twelve months of target level incentive opportunity; (ii) pro-rata vesting of his unvested equity awards, with any performance-based awards remaining subject to satisfaction of pre-established performance goals; and (iii) pension service for the 24-month period corresponding to the period of salary provided, plus the ability to take an unreduced pension three years early. These pension benefits are consistent with the benefits provided under the Company’s senior officer severance plan. The Company allowed this plan to expire in February 2019, but extended the benefits of the plan to Mr. Lonegro given the timing of the transition of his role to allow for optimal execution of the Company’s gradual management changeover, which was concluded with the transition of Mr. Lonegro’s role.

Pursuant to the terms of the Separation Agreement, Mr. Lonegro is subject to certain restrictive covenants, including restrictions on his ability to compete with the Company and solicit the employees and customers of the Company for a period of eighteen months following his separation.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is filed as part of this Report:

Exhibit	Description

10.1	Employment Separation Agreement and Release, dated as of June 4, 2019, between CSX Corporation and Frank A. Lonegro.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Nathan D. Goldman
Name:	Nathan D. Goldman
Title:	Executive Vice President - Chief Legal Officer & Corporate Secretary

DATE: June 4, 2019